UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 9, 2007

VISUALANT, INCORPORATED
(Exact name of Registrant as specified in its charter)

Nevada	0-25541	91-1948357
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 406 Seattle, Washington 98101 (206) 903-1351 (Address of Registrant’s principal executive office and telephone number)

Section 8 - Other Events

Item 8.01 Other Events.

On May 7, 2007, the Company entered into a Line of Credit Agreement with Coventry Capital LLC., a Delaware company, pursuant to which Coventry Capital will provide the Company with a $1 million convertible line of credit. The line of credit may be increased up to $3 million in the event the Company achieves certain performance criteria. The borrowed funds will bear interest at the rate of 10% per annum, and are due in full on May 7, 2010. Coventry Capital, however, has the right to convert all or part of the indebtedness into common stock of the Company.

Section 9 - Financial Statements and Exhibits

Item 9.01 Exhibits.

The following exhibit is filed as part of this report:

Exhibit 99.1 Press Release of Visualant, Inc. dated May 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By: /s/ Bradley E. Sparks, CEO

Dated: May 9, 2007